Exhibit 10.4

NOTICE OF GRANT OF STOCK APPRECIATION RIGHT (SAR) AWARD

Name of Employee:        ________________________________

Name of Plan:        2015 Ashland Inc. Incentive Plan

Number of SAR’s:        ________________________________

Grant Price Per SAR:    $___________________________.___

Date of SAR Grant:        ________________________, 20_____

Vesting Schedule:        50% on 1st Anniversary of Grant Date
Additional 25% on 2nd Anniversary of Grant Date
Remaining 25% on 3rd Anniversary of Grant Date

Expiration Date:        _______________________, 20__

Ashland Inc. (“Ashland”) hereby confirms the grant of a Stock Appreciation Right (“SAR”) award (“Award”) to the above-named Participant (hereinafter called the “Participant”) pursuant to the 2015 Ashland Inc. Incentive Plan (hereinafter called the “Plan”) and this agreement (“Agreement”), in order to provide the Participant with an additional incentive to continue his/her services to Ashland and to continue to work for the best interests of Ashland. This Award entitles the Participant to receive a number of shares of Ashland Common Stock, par value $0.01 per share (“Common Stock”) with a fair market value equal to the product of (1) the excess of the fair market value per share of Common Stock at the time the SAR is exercised over the grant price per share of the SAR, multiplied by (2) the number of shares of Common Stock covered by the SAR (or the portion thereof which is so exercised). For purposes of this Award, fair market value shall be determined by the sale price of the Common Stock as reported on the Composite Tape of the New York Stock Exchange at the time the SAR is exercised. To the extent vested, this Award may be exercised, as provided in the Plan, until the Expiration Date or such earlier date that the Award terminates pursuant to the Plan. Capitalized terms used but not defined in this Agreement shall have the meanings given such terms in the Plan.
Notwithstanding the foregoing, and notwithstanding any provision of Section 12(A) of the Plan to the contrary, this Award shall be treated as follows in the event of a Change in Control prior to the third anniversary of the Grant Date and while the Participant remains employed by Ashland:

(a) If the Award is assumed, continued, converted or replaced by the surviving or resulting entity in connection with the Change in Control, then the Award shall continue to vest and become exercisable subject to the Participant’s continued employment in accordance with the Vesting Schedule above; provided that any outstanding unvested portion of the Award will immediately vest and become exercisable upon the termination of the Participant’s employment by Ashland without “Cause” and not as a result of the Participant’s Disability or death during the one-year period commencing on the date of the Change in Control.

Personal and Confidential

For purposes of this Agreement, “Cause” shall mean (i) the willful and continued failure of the Participant to the Participant’s incapacity due to physical or mental illness), (ii) willful engaging by the Participant in gross misconduct materially injurious to Ashland or a subsidiary, or (iii) the Participant’s conviction of or the entering of a plea of nolo contendre (or similar plea under the law of a jurisdiction outside the United States) to the commission of a felony (or a similar crime or offense under the law of a jurisdiction outside the United States).
(b) If the Award is not assumed, continued, converted or replaced by the surviving or resulting entity in connection with the Change in Control, then any outstanding unvested portion of the Award will immediately vest and become exercisable upon the date of the Change in Control.
For purposes of this Agreement, the Award will not be considered to be assumed, continued, converted or replaced by the surviving or resulting entity in connection with the Change in Control unless (i) the Award is adjusted to prevent dilution of the Participant’s rights hereunder as a result of the Change in Control, and (ii) immediately after the Change in Control, the Award relates to shares of stock in the surviving or resulting entity which are publicly traded and listed on a national securities exchange.
Notwithstanding the foregoing, the P&C Committee may, in its sole discretion, provide for accelerated vesting of the Award at any time and for any reason.
Ashland confirms this Award to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, of the number of SARs set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the Plan.
Nothing contained in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of, or remain in the service of, Ashland or its subsidiaries.
Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its subsidiaries and any third party Plan administrators as necessary for the purpose of managing and administering the Plan. The Participant understands that such processing of this information may need to be carried out by Ashland, its subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.
The Participant consents and agrees to electronic delivery of any documents that Ashland may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to Ashland Inc., Attn: Shea Blackburn, 50 E. RiverCenter Blvd., Covington, KY 41011 , this consent shall be effective for the duration of the Award. The Participant also understands that the Participant shall have the right at any time to request that Ashland deliver written copies of any and all materials referred to above at no charge.

Personal and Confidential

This Award is granted under, and is subject to, all the terms and conditions of the Plan, including, but not limited to, the forfeiture provision of Section 16(H) of the Plan. In consideration of this Award, the Participant agrees that without the written consent of Ashland, the Participant will not (i) engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by Ashland or any of its subsidiaries; or (ii) perform any act or engage in any activity that is detrimental to the best interests of Ashland or any of its subsidiaries, including, without limitation, (aa) solicit or encourage any existing or former employee, director, contractor, consultant, customer or supplier of Ashland or any of its subsidiaries to terminate his, her or its relationship with Ashland or any of its subsidiaries for any reason, or (bb) disclose proprietary or confidential information of Ashland or any of its subsidiaries to third parties or use any such proprietary or confidential information for the benefit of anyone other than Ashland and its subsidiaries (the “Participant Covenants”), provided, however, that section (ii) above shall not be breached in the event that the Participant discloses proprietary or confidential information to the Securities and Exchange Commission, to the extent necessary to report suspected or actual violations of U.S. securities laws, or the Participant’s disclosure of proprietary or confidential information is protected under the whistleblower provisions of any applicable law or regulation. The Participant understands that if he or she makes a disclosure of proprietary or confidential information that is covered above, he or she is not required to inform Ashland, in advance or otherwise, that such disclosure(s) has been made. Notwithstanding any other provision of the Plan or this Agreement to the contrary, but subject to any applicable laws to the contrary, the Participant agrees that in the event the Participant fails to comply or otherwise breaches any of the Participant Covenants either during the Participant’s employment or within twenty-four (24) months following the Participant’s termination of employment with Ashland or its subsidiaries for any reason: (i) Ashland may eliminate or reduce the amount of any compensation, benefit, or payment otherwise payable by Ashland or any of its subsidiaries (either directly or under any employee benefit or compensation plan, agreement, or arrangement) to or on behalf of the Participant in an amount up to the total amount of the closing stock price of Common Stock on the payment date multiplied by the number of shares of Common Stock delivered to the Participant under this Agreement; and/or (ii) Ashland may require the Participant to pay Ashland an amount up to the total amount of the closing stock price of Common Stock on the payment date multiplied by the number of shares of Common Stock delivered to the Participant under this Agreement; in each case together with the amount of Ashland’s court costs, attorney fees, and other costs and expenses incurred in connection therewith.

Copies of the Plan and related Prospectus are available for the Participant’s review on Fidelity’s website.

This grant of Stock Appreciation Rights is subject to the Participant’s on-line acceptance of the terms and conditions of this Agreement through the Fidelity website. By accepting this Agreement and its terms and conditions, the Participant acknowledges receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Award on the terms and conditions set forth herein and in the Plan, and acknowledges that he or she had the opportunity to obtain independent legal advice at his or her expense prior to accepting this Award.

Personal and Confidential

ASHLAND INC.

By:    ________________________________

Name:     ________________________________

Title:     ________________________________

Personal and Confidential